Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-152046, 333-155416,
333-155416-04, and 333-155416-05) and the Registration Statements on Form S-8 (Nos. 333-50793, 333-133998, 333-136971,
and 333-157655) of Ameren Corporation of our report dated February 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

February 24, 2011